UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

ANSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive, Canonsburg, PA 15317

(Address of Principal Executive Offices) (Zip Code)

(724) 746-3304

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the acquisition of Fluent Inc. (“Fluent”), ANSYS, Inc. (Nasdaq: ANSS) (the “Company”) entered into that certain Credit Agreement, dated as of May 1, 2006, by and among the Company, each lender from time to time party thereto (collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Keybank National Association, Citizens Bank of Pennsylvania and LaSalle Bank National Association, as Co-Documentation Agents (the “Credit Agreement”). Prior to the Credit Agreement, there was no material relationship between the Company and the Lenders.

The Credit Agreement provides for a term loan facility in an aggregate amount up to $175 million, all of which was drawn on May 1, 2006. Any loans repaid or prepaid may not be re-borrowed by the Company. Borrowings under the Credit Agreement are scheduled to mature on March 31, 2011, and will be used to pay fees and expenses in connection with the acquisition of Fluent (described in Item 2.01 below) and for working capital and other general corporate purposes. The loans under the Credit Agreement are unsecured.

Upon receipt of financial statements for the first full fiscal quarter beginning on or after May 1, 2006, the interest rates generally applicable to loans borrowed under the Credit Agreement will be equal to a margin based on a ratio of the total debt of the Company and its subsidiaries to the Company and its subsidiaries’ earnings before interest expense, taxes, depreciation, amortization and certain other items, plus the then current rate based on (a) the British Bankers Association London Inter-Bank Offered Rate for dollar deposits (“LIBOR”) or (b) the higher of (i) the Bank of America prime rate and (ii) the Federal Funds rate plus .50%.

The Credit Agreement includes customary representations and warranties, restrictions, events of default and other covenants, including, among other things, covenants regarding delivery of financial statements and other notice requirements, payment of obligations, preservation of existence, maintenance of insurance policies, compliance with laws, and use of proceeds, as well as limitations on liens, mergers, consolidations, sales of assets, incurrence of debt and capital expenditures. The Credit Agreement includes financial covenants requiring the Company to maintain, as of the end of any quarterly measurement period, a maximum leverage ratio of 3.00:1.00 with step-downs of 0.5x at the end of each fiscal year, to a minimum of 2.00:1.00 and a minimum fixed charge coverage ratio of 1.50:1.00. The Credit Agreement also contains events of default that permit the acceleration of the loans and the termination of the Credit Agreement, including, but not limited to, payment defaults under the Credit Agreement and cross-default under certain other indebtedness, the breach of certain covenants, the entry of material judgments, and the occurrence of bankruptcy, insolvency or change of control events.

The present and future domestic subsidiaries of the Company (the “Subsidiary Guarantors”) have agreed to guarantee the obligations under the Credit Agreement. All domestic subsidiaries of the Company have entered into a Subsidiary Guarantee Agreement, dated May 1, 2006, in favor of the Administrative Agent and the Lenders (the “Subsidiary Guarantee Agreement”).

The description above is a summary of the terms of the Credit Agreement, the Subsidiary Guarantee Agreement and related documents. This description does not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. Copies of the Credit Agreement and Subsidiary Guarantee Agreement are attached to this report as Exhibits 10.1 and 10.2, respectively, and each is incorporated herein by reference as though it were fully set forth herein.

Fluent, a subsidiary of the Company, also entered into a Credit Agreement, dated as of the May 1, 2006, by and among Fluent, the lenders party thereto, and Bank of America, N.A., as administrative agent (the “Fluent Loan Agreement”) in order to finance the purchase of equity interests of Fluent held by certain members of Fluent’s management. Prior to the Fluent Loan Agreement, there was no material relationship between Fluent and Bank of America, N.A. The Fluent Loan Agreement provides for a term loan facility in an aggregate amount up to $23 million, all of which was drawn on May 1, 2006. Any loans repaid or prepaid may not be re-borrowed by Fluent. Borrowings under the Fluent Loan Agreement are scheduled to mature on March 31, 2008. The loans under the Fluent Loan Agreement are unsecured, but any future domestic subsidiary of Fluent will be required to guarantee the obligations under the Fluent Loan Agreement.

Upon receipt of financial statements for the first full fiscal quarter beginning on or after May 1, 2006, the interest rates generally applicable to loans borrowed under the Fluent Loan Agreement will be equal to a margin based on a ratio of the total debt of the Company and its subsidiaries to the Company and its subsidiaries’ earnings before interest expense, taxes, depreciation, amortization and certain other items, plus the then current rate based on (a) LIBOR or (b) the higher of (i) the Bank of America prime rate and (ii) the Federal Funds rate plus .50%.

The Fluent Loan Agreement includes customary representations and warranties, restrictions, events of default and other covenants, as well as events of default similar to those set forth in the Credit Agreement (described above). The Fluent Loan Agreement includes financial covenants requiring Fluent and its subsidiaries to maintain, as of the end of any quarterly measurement period, a maximum leverage ratio of 1.00:1.00 and a minimum fixed charge coverage ratio of 1.25:1.00.

The description above is a summary of the terms of the Fluent Loan Agreement and related documents. This description does not purport to be complete and it is qualified in its entirety by reference to the agreement itself. A copy of the Fluent Loan Agreement is attached to this report as Exhibit 10.3 and is incorporated herein by reference as though it were fully set forth herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 1, 2006, the Company completed its acquisition of Fluent and certain of its affiliates (the “Selling Companies”) pursuant to an Agreement and Plan of Merger, dated February 15, 2006, by and among the Company, ANSYS XL, LLC, BEN I, Inc., HINES II, Inc., Heat Holdings Corp. (“Holding”), Aavid Thermal Technologies, Inc., TROY III, Inc. (“TROY”), Fluent, and, for certain limited purposes described therein, Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P. and Willis Stein & Partners II, L.P., as Stockholders’ Representative (the “Merger Agreement”). Under the terms of the Merger Agreement and through a series of mergers, the Company acquired directly or indirectly all of the outstanding stock of the Selling Companies.

In connection with the mergers, certain of the capital stock of the Selling Companies was converted into the right to receive approximately 6,000,000 shares of the Company’s common stock, par value $0.01 per share, and approximately $299 million in net cash, less certain expenses. Neither the Company and any of its affiliates nor any director or officer of the Company had a material relationship with the Selling Companies prior to the completion of the mergers.

The Merger Agreement was filed with the Securities and Exchange Commission on Form 8-K on February 17, 2006 as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 1, 2006 immediately following the consummation of the mergers, the Company’s Board of Directors appointed Daniel H. Blumenthal as a Class III Director to the Board of Directors to serve until his successor is elected and qualified or until his earlier death, resignation or removal.

Under the Merger Agreement, the Company agreed to increase the size of its Board of Directors from seven to eight members immediately following the effective time of the merger of TROY with and into Fluent, and to appoint Mr. Blumenthal to fill the newly created vacancy. The Company has also agreed, that for so long as the former holders of Fluent stock and Holding stock immediately prior to the first of the mergers under the Merger Agreement continue to hold at least 5% of the issued and outstanding shares of the Company’s common stock, to nominate Mr. Blumenthal as a Class III Director to serve on its Board of Directors and to use commercially reasonable best efforts to solicit proxies from the Company’s stockholders to elect Mr. Blumenthal to the Company’s Board of Directors.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Blumenthal, or members of his immediate family, had or will have a direct or indirect material interest, other than in connection with the mergers and the related transactions under the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

10.1	Credit Agreement, dated as of May 1, 2006, by and among ANSYS, Inc., each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Keybank National Association, Citizens Bank of Pennsylvania and LaSalle Bank National Association, as Co-Documentation Agents (excluding exhibits and schedules, which the registrant agrees to furnish supplementally to the Commission upon request).*

10.2	Subsidiary Guarantee Agreement by and among the domestic subsidiaries of ANSYS, Inc. in favor of Bank of America, N.A., as Administrative Agent, and each lender from time to time party to the Credit Agreement (excluding exhibits and schedules, which the registrant agrees to furnish supplementally to the Commission upon request).*

10.3	Credit Agreement, dated as of the Closing Date, by and among Fluent Inc., the lenders party thereto, and Bank of America, N.A., as Administrative Agent (excluding exhibits and schedules, which the registrant agrees to furnish supplementally to the Commission upon request).*

99.2	Agreement and Plan of Merger, dated February 15, 2006, among ANSYS, Inc., ANSYS XL, LLC, BEN I, Inc., HINES II, Inc., Heat Holdings Corp., Aavid Thermal Technologies, Inc., TROY III, Inc., Fluent Inc., and, for certain limited purposes described therein, the Principal Stockholders listed therein and the Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on February 17, 2006).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: May 5, 2006	By:	/s/ James E. Cashman III
James E. Cashman III
President and Chief Executive Officer

Date: May 5, 2006	By:	/s/ Maria T. Shields
Maria T. Shields
Chief Financial Officer and Vice President of Finance and Administration (Ms. Shields is the Principal Financial and Accounting Officer and has been duly authorized to sign on behalf of the Company)

EXHIBIT INDEX

10.1	Credit Agreement, dated as of May 1, 2006, by and among ANSYS, Inc., each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Keybank National Association, Citizens Bank of Pennsylvania and LaSalle Bank National Association, as Co-Documentation Agents (excluding exhibits and schedules, which the registrant agrees to furnish supplementally to the Commission upon request).*

10.2	Subsidiary Guarantee Agreement by and among the domestic subsidiaries of ANSYS, Inc. in favor of Bank of America, N.A., as Administrative Agent, and each lender from time to time party to the Credit Agreement (excluding exhibits and schedules, which the registrant agrees to furnish supplementally to the Commission upon request).*

10.3	Credit Agreement, dated as of the Closing Date, by and among Fluent Inc., the lenders party thereto, and Bank of America, N.A., as Administrative Agent (excluding exhibits and schedules, which the registrant agrees to furnish supplementally to the Commission upon request).*

99.2	Agreement and Plan of Merger, dated February 15, 2006, among ANSYS, Inc., ANSYS XL, LLC, BEN I, Inc., HINES II, Inc., Heat Holdings Corp., Aavid Thermal Technologies, Inc., TROY III, Inc., Fluent Inc., and, for certain limited purposes described therein, the Principal Stockholders listed therein and the Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on February 17, 2006).

*	Filed herewith.